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                                                         Exhibit 10.40


                               FIFTH AMENDMENT TO
                          SHAREHOLDER RIGHTS AGREEMENT
                          ----------------------------

     Fifth Amendment, effective as of May 20, 1999 (this "Fifth Amendment"), to the Shareholder Rights Agreement, dated as of July 25, 1991, between Little Switzerland, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company (the "Rights Agent"), as amended by the First Amendment to Shareholder Rights Agreement, dated as of November 8, 1991, between the Company and the Rights Agent, the Second Amendment to Shareholder Rights Agreement, dated as of April 6, 1993, between the Company and the Rights Agent, the Third Amendment to Shareholder Rights Agreement, dated as of February 4, 1998, between the Company and the Rights Agent and the Fourth Amendment to Shareholder Rights Agreement, dated as of February 23, 1999, between the Company and the Rights Agent (the "Rights Agreement").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, Section 27 of the Rights Agreement provides that prior to the Distribution Date (as defined therein), the Company and the Rights Agent shall, if the Company so directs, amend or supplement any provision of the Rights Agreement as the Company may deem necessary or desirable without the approval of holders of the Company's common stock, par value $.01 per share (the "Common Stock");

     WHEREAS, the Company's Board of Directors have unanimously voted that the Rights Agreement is no longer in the best interests of the holders of the Company's Common Stock; and

     WHEREAS, the Company desires to terminate the Rights Agreement prior to the Final Expiration Date (as defined in the Rights Agreement).

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree that the Rights Agreement is hereby amended as follows:

     1. Section 7(a) of the Rights Agreement is amended by deleting Section 7(a) in its entirety and replacing it with the following:

     Section 7.  Exercise of Rights; Exercise Price; Expiration Date of Rights.

     (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced hereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-hundredths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (i) the close of business on May 20, 1999 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof (the earlier of (i), (ii) or (iii) being referred to as the "Expiration Date"). Except as set forth in
Section 7(e) hereof and notwithstanding any other provision in this Agreement, any Person who prior to the Distribution Date becomes a record holder of shares of Common Stock may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such shares
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of Common Stock in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of shares of Common Stock.


     IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the day and year first above written. This Fifth Amendment may be executed in one or more counterparts all of which shall be considered one and the same amendment and each of which shall be deemed to be an original.


                              LITTLE SWITZERLAND, INC.



                              By:/s/ Kenneth W. Watson
                                 ---------------------
                                 Kenneth W. Watson, Acting President and
                                 Chief Executive Officer


                              STATE STREET BANK AND TRUST
                              COMPANY



                              By:/s/Charles V. Rossi
                                 -------------------
                                 Name:  Charles V. Rossi
                                 Title: Division President



DOCSC\752971.4

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